Exhibit 10.16

COMMITMENT INCREASE AGREEMENT AND AMENDMENT NO. 2

This Commitment Increase Agreement and Amendment No. 2 (“Agreement”) dated as of January 23, 2008 (“Effective Date”) is by and among Continental Resources, Inc., an Oklahoma corporation (“Borrower”), each of the undersigned Lenders (collectively, the “Affected Lenders”), and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender (as each such terms are defined below).

A.	Reference is made to the Sixth Amended and Restated Credit Agreement dated as of April 12, 2006 (as the same has been and may be further amended or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), Union Bank of California, N.A., as administrative agent for such Lenders (the “Administrative Agent”) and as the issuing lender (the “Issuing Lender”). All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

B.	Pursuant to Section 2.04(b) of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to increase the aggregate Commitments by allowing one or more Lenders to increase their respective Commitment.

C.	The Borrower has given notice to the Administrative Agent and the Lenders of its intention, pursuant to such Section 2.04(b) of the Credit Agreement and with the agreement of the Affected Lenders, to increase the aggregate Commitments from $300,000,000 to $400,000,000.

Accordingly, the parties hereto agree as follows:

Section 13. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 14. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 15. Increase of Commitment; Amendment to Credit Agreement. Pursuant to Section 2.04(b) of the Credit Agreement, the amount of the aggregate Commitments is hereby increased from $300,000,000 to $400,000,000. After giving effect to this Agreement, each of the Affected Lender’s respective Commitments shall increase by the amount set forth next to its name on Schedule I attached hereto. After giving effect to this Agreement, Schedule II attached to the Credit Agreement is hereby replaced in its entirety with the Schedule II attached to this Agreement which reflects the increased Commitments of the Affected Lenders.

Section 16. Affected Lenders. Each of the Affected Lenders (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.06 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (ii) agrees that it will, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agents to take such action as agents on its behalf and to exercise such powers under the Loan Documents as are delegated to the such Administrative Agents by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) represents that the execution and delivery of this Agreement by such Affected Lender is duly authorized, and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 17. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 18. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Agreement. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 19. Conditions to Effectiveness. This Agreement and the increase in the Commitments provided herein shall become effective on the Effective Date and enforceable against the Borrower, the Lenders, the Administrative Agent and the Issuing Lender upon the occurrence of the following conditions precedent:

(f) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Affected Lenders.

(g) The Administrative Agent shall have received executed original Notes from the Borrower made payable to the Affected Lenders in the amount of such Affected Lenders’ new Commitments, after giving effect to the increases effected hereby.

(h) The Administrative Agent shall have received a certificate of the Borrower dated as of the Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to the increase in Commitments effected hereby, and (ii) certifying that, before and after giving effect to the increase in Commitments effected hereby, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 4.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.06 of the Credit Agreement, and (B) no Default exists.

(i) The representations and warranties in this Agreement shall be true and correct in all material respects.

(j) The Borrower shall have paid (i) an increase fee to the Administrative Agent for the pro rata account of the Affected Lenders equal to $180,000, which amount represents .18% of the increase in the aggregate Commitments, and (ii) all costs and expenses which have been invoiced and are payable pursuant to Section 9.03(a) of the Credit Agreement.

Section 20. Acknowledgments and Agreements.

(k) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(l) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(m) Each of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(n) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(o) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 22. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 23. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 24. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 25. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWER:	CONTINENTAL RESOURCES, INC.

	By:	/s/ JOHN D. HART
	Name:	John D. Hart
	Title:	CFO

ADMINISTRATIVE AGENT/
ISSUING LENDER/
AFFECTED LENDER:	UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender and an Affected Lender

	By:	/s/ TIMOTHY BRENDEL
	Name:	Timothy Brendel
	Title:	Asst. Vice President

GUARANTY BANK, FSB

By:	/s/ CHRISTOPHER S. PARADA
Name:	Christopher S. Parada
Title:	Senior Vice President

FORTIS CAPITAL CORP.

By:	/s/ SCOTT MYATT
Name:	Scott Myatt
Title:	Vice President

By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ SCOTT L. JOYCE
Name:	Scott L. Joyce
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ TYLER FAUERBACH
Name:	Tyler Fauerbach
Title:	Vice President

BANK OF SCOTLAND, a Scottish Banking Corporation acting through its New York Branch

By:	/s/ KAREN WEICH
Name:	Karen Weich
Title:	Vice President

NATIXIS (f/k/a Natexis Banques Populaires)

By:	/s/ DONAVAN C. BROUSSARD
Name:	Donavan C. Broussard
Title:	Managing Director

By:	/s/ LIANA TCHERNYSHEVA
Name:	Liana Tchernysheva
Title:	Director

STERLING BANK

By:	/s/ DAVID W. PHILLIPS
Name:	David W. Phillips
Title:	Senior Vice President

CAPITAL ONE, N.A.

By:	/s/ ERIC BROUSSARD
Name:	Eric Broussard
Title:	Senior Vice President

For Purposes of Section 6 Only.

GUARANTOR:

BANNER PIPELINE COMPANY LLC

By:	/s/ HAROLD HAMM
Name:	Harold Hamm
Title:

SCHEDULE I

AFFECTED LENDERS AND INCREASE IN COMMITMENTS

Affected Lenders:	Increase in Commitments
Union Bank of California, N.A.	$10,000,000.00

Guaranty Bank, FSB	$10,000,000.00

Fortis Capital Corp.	$12,500,000.00

The Royal Bank of Scotland plc	$12,500,000.00

U.S. Bank National Association	$10,000,000.00

Bank of Scotland, plc	$10,000,000.00

Natixis	$10,000,000.00

Sterling Bank	$15,000,000.00

Capital One, N.A.	$10,000,000.00

Total Increase:	$100,000,000.00

SCHEDULE II

NOTICE INFORMATION AND COMMITMENTS

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

Administrative Agent/Issuing Lender:

Union Bank of California, N.A.

Lincoln Plaza

500 N. Akard Street, Suite 4200

Dallas, Texas 75201

Attention: Mr. Randall Osterberg

Facsimile: 214-922-4209

Borrower:

Continental Resources, Inc.

302 N. Independence

Enid, Oklahoma 73701

Attention: John Hart

Facsimile: 580-548-5253

Lenders:	Commitments
Union Bank of California, N.A.	$65,000,000.00

Guaranty Bank, FSB	$65,000,000.00

Fortis Capital Corp.	$62,500,000.00

The Royal Bank of Scotland plc	$62,500,000.00

U.S. Bank National Association	$30,000,000.00

Bank of Scotland, plc	$30,000,000.00

Natixis	$30,000,000.00

Sterling Bank	$30,000,000.00

Capital One, N.A.	$20,000,000.00

Texas Capital Bank, N.A.	$5,000,000.00

Total:	$400,000,000.00